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                                                                     EXHIBIT 9.1


                            ADMINISTRATION AGREEMENT


                  This Administration Agreement is made as of this 1st day of November, 1996 between MASTER INVESTMENT TRUST, SERIES I, a Delaware business trust (herein called the "Trust"), and THE BISYS GROUP, INC., a Delaware corporation.

                  WHEREAS, the Trust is a Delaware business trust which is an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

                  WHEREAS, the Trust will offer and maintain the following investment portfolios: Asset Allocation Fund, Blue Chip Fund, Corporate Bond Fund, Growth and Income Fund, International Bond Fund, International Equity Fund, Investment Grade Bond Fund, Short-Term Government Fund and Utilities Fund (collectively, the "Funds"); and

                  WHEREAS, the Trust desires to retain The BISYS Group, Inc. as its Administrator to provide it with administrative services for the Funds and The BISYS Group, Inc. is willing to provide such services for the Funds;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

                                I. ADMINISTRATION

                  1. APPOINTMENT OF ADMINISTRATOR. The Trust hereby appoints The BISYS Group, Inc. as Administrator of each Fund on the terms and for the period set forth in this Agreement and The BISYS Group, Inc. hereby accepts such appointment and agrees to have the services and duties set forth in this Section I performed for the compensation provided in this Section. The Trust understands that the services and duties set forth in this Section I will be performed by BISYS Fund Services, L.P., a wholly-owned subsidiary of The BISYS Group, Inc. (hereafter, BISYS Fund Services, L.P. and The BISYS Group, Inc., collectively "BISYS"). Notwithstanding anything herein to the contrary, The BISYS Group, Inc. shall be as fully responsible to the Trust for the acts or omissions of BISYS Fund Services, L.P. and any other affiliate of The BISYS Group, Inc. as The
BISYS Group, Inc. is for its own acts or omissions. The Trust further understands that BISYS now acts and will continue to act as administrator of various investment companies and fiduciary of other managed accounts, and the Trust has no objection to BISYS' so acting. In addition, it is understood that the persons employed by BISYS to assist in the performance of its duties hereunder will not devote
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their full time to such services and nothing herein contained shall be deemed to limit or restrict the right of BISYS or any affiliate of BISYS to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

                  2.       SERVICES AND DUTIES.

                           (A) Subject to the supervision and control of the
Trust's Board of Trustees, BISYS will provide facilities, equipment, statistical and research data, clerical, accounting and bookkeeping services, internal auditing and legal services, and personnel to carry out all administrative services required for operation of the business and affairs of the Funds, other than those investment advisory functions which are to be performed by the Trust's Investment Adviser and any Sub-Investment Adviser, those services to performed by PNC Bank, National Association pursuant to the Trust's Custodian Services Agreement and those services normally performed by the Trust's counsel and auditors. The responsibilities of BISYS include without limitation the following services:

                                    (1) Providing a facility to receive purchase
                  and redemption orders for interests in the Funds (the "Interests");

                                    (2) Providing for the preparing, supervising
                  and mailing of confirmations for all purchase and redemption orders for Interests;

                                    (3) Providing and supervising the operation
                  of an automated data processing system to process purchase and redemption orders for Interests received by BISYS (BISYS assumes responsibility for the accuracy of the data transmitted for processing or storage);

                                    (4) Overseeing the performance of PNC Bank,
                  National Association under the Custodian Services
                  Agreement with respect to the Funds; and

                                    (5) Making available information concerning
                  each Fund to its interestholders; distributing written communications to each Fund's interestholders such as periodic listings of each Fund's securities, annual and semi-annual reports, and prospectuses and supplements thereto; and handling interestholder problems and calls relating to administrative matters.

                           (B) BISYS shall assure that persons are available to
transmit redemption requests for Interests to the Trust's fund accounting agent as promptly as practicable.


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                           (C) BISYS shall assure that persons are available to
transmit orders accepted for the purchase of Interests to the Trust's fund accounting agent as promptly as practicable.

                           (D) BISYS shall participate in the periodic updating
of the Trust's registration statement and shall accumulate information for and, subject to approval by the Trust's Treasurer and legal counsel, coordinate the preparation, filing, printing and dissemination of reports to each Fund's interestholders and the Commission, including but not limited to annual reports and semi-annual reports on Form N-SAR and proxy materials pertaining to the Funds.

                           (E) BISYS shall compute each Fund's net asset value
on each business day.

                           (F) BISYS shall calculate dividends and capital gain
distributions to be paid to each Fund's interestholders.

                           (G) BISYS shall pay all costs and expenses of
maintaining the offices of the Trust, wherever located, and shall arrange for payment by the Trust of all expenses payable by the Trust.

                           (H) BISYS, after consultation with legal counsel for
the Trust, shall determine the jurisdictions, if any, in which the Interests shall be registered or qualified for sale and, in connection therewith, shall be responsible for the maintenance of the registration or qualification of the Interests for sale under the securities laws of any state. Payment of Interest registration fees and any fees for qualifying or continuing the qualification of the Trust shall be made by the Trust.

                           (I) BISYS shall provide the services of certain
persons who may be appointed as officers of the Trust by the Trust's Board of Trustees.

                           (J) BISYS shall oversee the maintenance by PNC Bank,
National Association of the books and records pertaining to the Funds required under the 1940 Act in connection with the performance of the Trust's Custodian Services Agreement, and shall maintain such other books and records with respect to the Funds (other than those required to be maintained by the Trust's Investment Adviser and Sub-Investment Adviser) as may be required by law or may be required for the proper operation of the business and affairs of the Funds. In compliance with the requirements of Rule 31a-3 under the 1940 Act, BISYS agrees that all such books and records which it maintains, or is responsible for maintaining, for the Trust and the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such books and records upon the Trust's request. BISYS

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further agrees to preserve for the periods prescribed by Rule 31a-2 under the
1940 Act said books and records required to be maintained by Rule 31a-1 under said Act.

                           (K) BISYS shall prepare the Funds' federal, state and
local income tax returns.

                           (L) BISYS shall prepare and, subject to approval of
the Trust's Treasurer, disseminate the Trust's quarterly financial statements and schedules of investments to the Trust's Board of Trustees, and shall prepare such other reports relating to the business and affairs of the Funds (not otherwise appropriately prepared by the Trust's Investment Adviser, Sub-Investment Adviser, counsel or auditors) as the officers and trustees of the Trust may from time to time reasonably request in connection with performance of their duties.

                           (M) BISYS shall assist PNC Bank, National Association
and the Trust's Investment Adviser, Sub-Investment Adviser, counsel and auditors as required to carry out the business and operations of the Funds.

                           (N) In performing its duties as Administrator for the
Funds, BISYS will act in conformity with the Trust's Amended and Restated Declaration of Trust, By-Laws, registration statement, and the instructions and directions of the Board of Trustees of the Trust. It is understood that the services and duties described in, and to be performed by BISYS and any subcontractors under, this Agreement shall be performed offshore, at a general business office or offices outside the United States in which the personnel performing such services and duties are located, to the extent that such services and duties relate to the functions itemized in Treasury regulation Sections 1.864- 2(c)(2)(iii). In addition, BISYS will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations.

                  3. SUBCONTRACTORS. It is understood that BISYS may from time to time employ or associate with itself such person or persons as BISYS may believe to be particularly fitted to assist in the performance of this agreement; provided, however, that the compensation of such person or persons shall be paid by BISYS and that notwithstanding anything herein to the contrary The BISYS Group, Inc. shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as The BISYS Group, Inc. is for its own acts and omissions. Without limiting the generality of the foregoing, it is understood that BISYS, an affiliate of BISYS or a subcontractor has entered into an agreement with PFPC, Inc. under which said institution will provide certain accounting, bookkeeping, pricing and dividend and distribution calculation services with respect to the Funds at the expense of the Funds.

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                  4. EXPENSES ASSUMED AS ADMINISTRATOR. Except as otherwise
stated in this subsection 4, BISYS shall pay all expenses incurred by it in performing its services and duties hereunder as Administrator including the cost of any independent pricing service used in connection with the Funds. Other expenses to be incurred in the operation of the Funds (other than those borne by the Trust's Investment Adviser and Sub-Investment Adviser) including taxes, interest, brokerage fees and commissions, if any, fees of trustees who are not officers, directors, partners, employees or holders of 5 percent or more of the outstanding voting securities of the Trust's Investment Adviser, Sub-Investment Adviser or BISYS or any of their affiliates, state blue sky registration and qualification fees (if any), advisory fees, charges of custodians, transfer and dividend distributing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining corporate existence, costs attributable to interestholder services, including without limitation telephone and personnel expenses, costs of preparing and printing prospectuses or any supplement or amendment thereto, necessary for the continued effective registration of the Interests under federal or state securities laws, costs of printing and distributing any prospectus, supplement or amendment thereto for existing interestholders of the Fund described therein, costs of interestholders' reports and corporate meetings and any extraordinary expenses will be borne by the Trust.

                  5. COMPENSATION. For the services provided and the expenses assumed as Administrator pursuant to Section I of this Agreement, the Trust will pay The BISYS Group, Inc. a fee, computed daily and payable monthly, at the annual rate of .05 percent of the average net assets of each Fund. Such fee as is attributable to each Fund shall be a separate (and not joint or joint and several) obligation of each such Fund.

                               II. CONFIDENTIALITY

                  BISYS will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Funds and prior or present interestholders or those persons or entities who respond to inquiries concerning investment in the Trust, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Trust, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where BISYS may be exposed to civil or criminal contempt proceedings for failure to comply, when BISYS is requested to divulge such information by duly constituted authorities, or when BISYS is so requested by the Trust.


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                          III. LIMITATIONS OF LIABILITY

         Neither The BISYS Group, Inc. nor BISYS Fund Services, L.P. shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of BISYS, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or to any Fund, or acting on any business of the Trust or of any Fund (other than services or business in connection with BISYS' duties as Administrator hereunder or under any other agreement with the Trust) to be rendering such services to or acting solely for the Trust or the Fund and not as an officer, director, partner, employee or agent or one under the control or direction of BISYS even though paid by BISYS.

                          IV. DURATION AND TERMINATION

                  This Agreement shall become effective on November 1, 1996 and shall continue in effect until October 31, 1997, unless sooner terminated as provided herein. Thereafter, if not terminated, this Agreement shall continue automatically as to a particular Fund for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by vote of a "majority of the outstanding voting securities" of such Fund; provided, however, that this Agreement may be terminated by the Trust at any time with respect to any Fund, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by a vote of a "majority of the outstanding voting securities" of such Fund on 60 days' written notice to The BISYS Group, Inc., or by The BISYS Group, Inc. at any time, without the payment of any penalty, on 90 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities, "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

                         V. AMENDMENT OF THIS AGREEMENT

                  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in

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writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

                                   VI. NOTICES

                  Notices of any kind to be given to the Trust hereunder by BISYS shall be in writing and shall be duly given if mailed or delivered to the Trust at P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies,
Attention: President, with copies to Thomas M. Collins, Esq., Chairman, McDermott & Trayner, 225 South Lake Avenue, Suite 410, Pasadena, CA 91101-3005 and to W. Bruce McConnel, III, Esq., Secretary, Drinker Biddle & Reath, Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia, PA 19107 or at such other addresses or to such individuals as shall be so specified by the Trust to BISYS. Notices of any kind to be given to BISYS hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to BISYS at 150 Clove Road, Little Falls, New Jersey, 07424, Attention: Kevin J. Dell, General Counsel, or at such other address or to such individual as shall be so specified by BISYS to the Trust.

                                   VII. NAMES

                  The names "Master Investment Trust, Series I" and "Trustees of Master Investment Trust, Series I" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated October 23, 1992, as amended and restated on February 10, 1993, which is hereby referred to and a copy of which is on file at the principal office of the Trust. The Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made by the Trustees or by an officer, employee or agent of the Trust, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder.

                               VIII. MISCELLANEOUS

                  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be signed in one or more counterparts, each of which shall be an original and all of which together shall be deemed one and the same document. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section IV hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and

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their respective successors and shall be governed by Delaware law; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                             MASTER INVESTMENT TRUST, SERIES I


                                             BY: /s/ J. David Huber
                                                 ------------------------------
                                                 J. David Huber
                                                 President


Attest: /s/ W. Bruce McConnel, III
        --------------------------------
           W. Bruce McConnel, III
           Secretary

                                             THE BISYS GROUP, INC.


                                             By: /s/ Robert J. McMullan
                                                 ------------------------------
                                                 Robert J. McMullan
                                                 EVP and CFO


Attest: /s/ Kevin J. Dell
        ---------------------------
        Kevin J. Dell
        Vice President,
        General Counsel
        and Secretary


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